UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 26, 2010

Plumas Bancorp
__________________________________________
(Exact name of registrant as specified in its charter)

California	000-49883	95-3520374
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

35 S. Lindan Avenue, Quincy, California		95971
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(530)283-7305

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On March 26, 2010, the employment relationship between Douglas N. Biddle and Plumas Bancorp (the "Company") and Plumas Bank (the "Bank") ended. Mr. Biddle previously served as the Company’s Chief Executive Officer and President.

(c) Also effective March 26, 2010, Mr. Andrew J. Ryback, age 44, the Chief Financial Officer of the Company and the Bank, was appointed to serve as interim President and Chief Executive Officer of the Company and the Bank.

Mr. Ryback joined Plumas Bank in 2001. In March 2005 he was appointed Executive Vice President and Chief Financial Officer of the Company and the Bank. Prior to joining the Bank Mr. Ryback held the position of Vice President, Controller for Placer Sierra Bank in Auburn, California. Mr. Ryback received his Bachelor of Science degree in Business Administration from California State University, Northridge and was a member of the honorary accounting fraternity, Beta Alpha Psi. He is a graduate of Pacific Coast Banking School and is also a Certified Public Accountant. Mr. Ryback serves on the board of Sierra Cascade Family Opportunities, an organization which oversees the Head Start, Early Head Start and State Pre-School programs of Northeastern California. Mr. Ryback also serves as a member of the Quincy Volunteer Fire Department, Plumas District Hospital Oversight Committee and Toastmasters International.

In connection with the foregoing, Plumas Bancorp hereby files the following exhibit.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1 Press Release, dated March 30, 2010, of Plumas Bancorp.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Plumas Bancorp

March 30, 2010	By:	Andrew J. Ryback

Name: Andrew J. Ryback
Title: Interim President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated March 30, 2010, of Plumas Bancorp